[LOGO]                                                               EXHIBIT 3.3

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

        Industry Canada     Industrie Canada
                                                                                       FORM 7                    FORMULE 7
        Canada Business     Loi canadienne sur les                              RESTATED ARTICLES OF        STATUTS CONSTITUTIFS
        Corporations Act    societes par actions                                    INCORPORATION                MIS A JOUR
                                                                                   (SECTION 180)               (ARTICLE 180)
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

1-    Name of corporation                                                   Denomination de la societe

EXFO Electro-Optical Engineering Inc./EXFO Ingenierie Electro-Optique inc.

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2-    The place in Canada where the registered office is to be situated     Lieu au Canada ou doit etre situe le siege social

Quebec City Metropolitan Area                                               Region metropolitaine de Quebec

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3-    The classes and any maximum number of shares that the                 Categories et tout nombre maximal d'actions que la
      corporation is authorized to issue                                    societe est autorisee a emettre

Schedule A attached hereto is incorporated herein                           L'annexe A ci-jointe fait partie integrante du present
by reference as if herein set forth at length.                              formulaire.

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4-    Restrictions, if any, on share transfers                              Restrictions sur le transfert des actions, s'il y a lieu

None                                                                        Aucune

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5-    Number (or minimum and maximum number) of directors                   Nombre (ou nombre minimal et maximal) d'administrateurs

Schedule B attached hereto is incorporated herein                           L'annexe B ci-jointe fait partie integrante du present
by reference as if herein set forth at length.                              formulaire.

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6-    Restrictions, if any, on business the corporation may carry on        Limites imposees a l'activite commerciale de la
                                                                            societe, s'il y a lieu

None                                                                        Aucune

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7-    Other provisions, if any                                              Autres dispositions, s'il y a lieu

Schedule C attached hereto is incorporated herein                           L'annexe C ci-jointe fait partie integrante du present
by reference as if herein set forth at length.                              formulaire.

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The foregoing restated articles of incorporation correctly set              Cette mise a jour des statuts constitutifs demontre
out, without substantive change, the corresponding provisions               exactement, sans changement substantiel, les
of the articles of incorporation as amended and supersede                   dispositions correspondantes des statuts constitutifs
the original articles of incorporation.                                     modifies qui remplacent les statuts constitutifs
                                                                            originaux.
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
Signature                                                      Date                         FOR DEPARTMENTAL USE ONLY-
                                                               D-J    M    Y-A              A L'USAGE DU MINISTERE SEULEMENT

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Title-Titre                                                                                 Filed-Deposee

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


                                  SCHEDULE "A"

                                   ANNEXE "A"

                          DESCRIPTION OF SHARE CAPITAL

The Corporation is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting shares and an unlimited number of Preferred Shares issuable in series of which 800,000 Preferred Shares Series I are authorized for issuance, which shares shall carry the following rights, privileges, conditions and restrictions:

1.   SUBORDINATE VOTING SHARES AND MULTIPLE VOTING SHARES

     The Subordinate Voting Shares and the Multiple Voting Shares (collectively the "Equity Shares") include the following rights, privileges, conditions and restrictions:

     1.1  DIVIDENDS

          Each Subordinate Voting Share and each Multiple Voting Shares confers, subject to the rights of the holders of Preferred Shares, the right to receive such dividends as the Board of Directors of the Corporation may determine, but in an identical amount, at the same time and in the same form (whether in cash, kind or otherwise) as if such shares were of one and the same class.

     1.2  SUBDIVISION OR CONSOLIDATION

          No subdivision or consolidation of the Subordinate Voting Shares or the Multiple Voting Shares may be made unless, simultaneously, the Multiple Voting Shares or the Subordinate Voting Shares, as the case may be, are subdivided in the same manner and, in such case, the rights, privileges, conditions and restrictions then attached to the Subordinate Voting Shares and the Multiple Voting Shares will also be attached to the shares so subdivided or consolidated.

     1.3  LIQUIDATION

          In case of liquidation or dissolution of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its business, whether or not in its own right, the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares are entitled, subject to the rights of the holders of Preferred Shares, to share equally amongst themselves, on a share-for-share basis, the remaining property and assets of the Corporation available for distribution to its shareholders, without preference or distinction.

     1.4  VOTE

          The holders of Subordinate Voting Shares and the holders of Multiple Voting Shares have the right to receive notices of any meeting of the shareholders of the Corporation and to attend any such meeting and vote thereat as a single class in respect of any matter on which the shareholders of the Corporation are required to vote, except in the case of a meeting at which only the holders of shares of a particular class or series are entitled to vote separately pursuant to the Canada Business Corporation Act (the "Act") or the articles of the Corporation. The Subordinate Voting Shares confer 1 vote per share and the Multiple Voting Shares confer 10 votes per share.

     1.5  MULTIPLE VOTING SHARE CONVERSION PRIVILEGE

          Each outstanding Multiple Voting Share may, at all times and at the option of the holder, be converted into one Subordinate Voting Share, in accordance with the following terms and conditions:

          1.5.1 the conversion privilege set out in this subsection 1.5 shall be exercised by means of a written notice given to the transfer agent of the Corporation and accompanied by the certificate or certificates representing the Multiple Voting Shares in respect of which the holder wishes to avail itself of such privilege. Such notice shall be signed by the holder of the Multiple Voting Shares in respect of which such privilege is exercised or by its duly authorized representative and shall indicate the number of Multiple Voting Shares the holder wishes to convert. The holder shall also pay all government taxes or other duties or income taxes that may be imposed in respect of such conversion. The conversion of the Multiple Voting Shares into Subordinate Voting Shares shall take effect as of the receipt by the transfer agent of the Corporation of the notice of conversion and the certificate or certificates representing the Multiple Voting Shares in respect of which the holder wishes to avail itself of the said conversion privilege; and

          1.5.2 upon receipt of such notice and the certificate or certificates, the Corporation will issue or cause to be issued, with effect on the date of such receipt, a certificate or certificates representing the outstanding Subordinate Voting Shares, in accordance with the terms and conditions describes hereinabove, in favour of the holder of such Multiple Voting Shares, which may not from such time exercise its rights as a holder of Multiple Voting Shares. If less than the aggregate of the Multiple Voting Shares represented by a certificate is to be converted, the holder shall be entitled to receive a new certificate for the Multiple Voting Shares represented by the original certificate and not converted.

     1.6  RANK

          Unless otherwise indicated in subsections 1.4 and 1.5, each Subordinate Voting Share and each Multiple Voting Share confer the same rights, are equal among themselves in all respects and will be treated by the Corporation as if they were shares of a single class.

     1.7  ADDITIONAL ISSUANCE OF MULTIPLE VOTING SHARES

          Save for Multiple Voting Shares issued pursuant to subsection 1.2, no Multiple Voting Share shall be issued unless such issuance has been approved by a special resolution of the holders of Subordinate Voting Shares at a special meeting of such holders convened for such purpose.

2.   PREFERRED SHARES

     The Preferred Shares carry the following rights, privileges, conditions and restrictions:

     2.1  DIRECTORS' AUTHORITY TO ISSUE IN ONE OR MORE SERIES

          The Board of Directors of the Corporation may issue the Preferred Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the Board of Directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in these Articles of Amendment, the designation, rights, privileges, conditions and restrictions to be attached to the shares of such series including, without limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date and place of payment thereof, and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, if any, the rights of retraction, if any, and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the consideration and the terms and conditions of any purchase for cancellation, if any, and the terms and conditions of any share purchase plan or sinking fund with respect thereto, the conversion price and the terms and conditions of conversion, if any. Before the issue of the first shares of a series, the Board of Directors of the Corporation shall send to the director under the Act, Articles of Amendment containing a description of such series including the designation, rights, privileges, conditions and restrictions determined by the Board of Directors of the Corporation.

     2.2  RANKING OF PREFERRED SHARES

          The Preferred Shares of each series shall rank at par with the Preferred Shares of every other series with respect to priority in the payment of dividends, return of capital and in the distribution of assets of the Corporation in the event of the liquidation or dissolution of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary. The Preferred Shares shall have priority over the Multiple Voting Shares and the Subordinate Voting Shares of the Corporation, with respect to priority in the payment of dividends, return of capital and the distribution of assets in the event of the liquidation or dissolution of the Corporation, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary. If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series of Preferred Shares participate rateably in respect of accumulated dividends and return of capital.

     2.3  PURCHASE FOR CANCELLATION

          Subject to the provisions of the Act and the provisions attached to any particular series of Preferred Shares, Preferred Shares of any series, if so provided in the rights, privileges, conditions and restrictions attached to such series, may be purchased for cancellation or made subject to redemption at the option of the Corporation or the holder thereof, at such time and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, conditions and restrictions attaching to the Preferred Shares of such series.

     2.4  VOTING RIGHTS

          Unless the Articles of Amendment otherwise provide with respect to the creation and issue of a particular series of Preferred Shares, the holders of Preferred Shares shall not be entitled to receive any notice of or attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting; provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of Preferred Shares are required or entitled by law to vote separately as a class, each holder of Preferred Shares of any series thereof shall be entitled to cast, in respect of each such Preferred Share held, that number of votes which is equal to the quotient obtained by dividing the stated capital account maintained for all the outstanding Preferred Shares of such series by the number of such outstanding Preferred Shares; provided that in respect of any such consideration denominated in a currency other than Canadian, the Board of Directors of the Corporation shall, for the purpose of this
          Section 2.4, determine the appropriate conversion rate of such currency to Canadian currency in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration; and provided further that when such quotient is a fraction or a whole number plus a fraction there shall be no right to vote in respect of such fraction.

          Any meeting of shareholders at which the holders of the Preferred Shares are required or entitled by law to vote separately as a class or a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the Preferred Shares voting separately as a class or as a series unless such amendment or repeal has been theretofore approved by ordinary resolution adopted by the holders of the Preferred Shares voting separately as a class.

3.   PREFERRED SHARES SERIES 1

     The first series of Preferred Shares shall consist of 800,000 shares and shall be designated as Preferred Shares Series 1 (the "Preferred Shares Series 1"). The rights, privileges, conditions and restrictions attaching to the Preferred Shares Series 1 are as follows:

     3.1  DEFINITIONS

          In these share conditions, the following words and phrases shall have the following meanings:

          3.1.1 "Aggregate Redemption Price" means the product obtained by multiplying the number of outstanding Preferred Shares Series 1 by the Redemption Price.

          3.1.2 "Conversion Price" means the dollar amount per Subordinate Voting Share in Canadian dollars determined by reference to the stock market on which the greatest volume of trading of the Subordinate Voting Shares occurred during the 10 days of stock market activity preceding November 30, 2000, as follows:

                 (i) by averaging the closing prices of the Subordinate Voting Shares for such 10 days of stock market activity preceding November 30, 2000; or

                 (ii) if the Subordinate Voting Shares have been traded fewer than 5 days of the 10 days of stock market activity preceding November 30, 2000, by averaging the following prices determined for each of those 10 days:

                      a) the closing price or, if the closing price is not published, the average between the highest and the lowest prices, for each day that there has been trading; and

                      b) the average of the bid and ask prices for each day on which there was no trading.

          3.1.3 "Higher Rank" or " Equal Rank" and similar expressions, whether used individually or collectively, shall mean the order of priority of the shares of different classes or series as regards the payment of dividends or the distribution of assets in the event of the winding-up, dissolution or abandonment of the business of the Corporation, whether or not voluntary, or in the event of any other repayment of capital or distribution of the assets of the Corporation among its shareholders for purposes of winding up its affairs.

          3.1.4 "Redemption Price" means, for each Preferred Share Series 1, $1.00.

     3.2  VOTING RIGHTS

          Subject to the Act, the holders of the Preferred Shares Series 1 shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

3.3       DIVIDENDS

          The holders of the Preferred Shares Series 1 shall not be entitled to receive, any dividend nor be entitled to participate any further in the distribution or payment of profits or assets of the Corporation.

3.4       PURCHASE

          Subject to the Act, the Corporation shall have the right at its option at any time and from time to time, pursuant to tenders received upon request therefor addressed to all holders of Preferred Shares Series 1, to purchase the whole or any part of the Preferred Shares Series 1 at the lowest price for which, in the opinion of the Board of Directors, such shares are obtainable, but not exceeding a sum equal to the Redemption Price for each issued and outstanding Preferred Shares Series 1, provided that if, in response to such invitation for tenders, 2 or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation, in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender. From and after the date of such purchase, all Preferred Shares Series 1 so purchased shall be cancelled.

3.5       MANDATORY REDEMPTION

          Subject to the Act, the Corporation shall have the right to redeem, on November 30, 2000 (the "Redemption Date"), all outstanding Preferred Shares Series 1 on payment to their holders of their Aggregate Redemption Price. The Corporation shall give to each registered holder of Preferred Shares Series 1 a written notice of redemption (the "Notice of Redemption") or send such notice by mail to the last known address of the holder. The Notice of Redemption shall inform the holders of Preferred Shares Series 1 of the redemption of their Preferred Shares Series 1 on the Redemption Date and shall be given no less than 5 days prior to the Redemption Date. Any holder may waive receipt of a Notice of Redemption. On the Redemption Date, the Preferred Shares Series 1 redeemed shall be cancelled automatically and their holders shall have the right, upon delivery to the Corporation at its principal office during its usual business hours of the certificate or certificates representing the Preferred Shares Series 1 so redeemed duly endorsed, to the payment of the Aggregate Redemption Price of their Preferred Shares Series 1 (less any taxes which must be deducted or withheld in respect thereof). Payment shall be made by cheque. At any time after the Notice of Redemption has been given, the Corporation shall be entitled to deposit the amount of the Aggregate Redemption Price of the Preferred Shares Series 1 (less any taxes which must be deducted or withheld in respect thereof) in one or more chartered banks or trust companies within Canada who shall have been named in the Notice of Redemption. Such deposits shall be made in one or more special trust accounts for the benefit of holders of Preferred Shares Series 1 redeemed, and the amounts owing to them shall be paid by such banks or trust companies upon remittance of the certificate or certificates representing the Preferred Shares Series 1 so redeemed duly endorsed. Once these deposits have been made, the Preferred Shares Series 1 shall be deemed to have been redeemed on the Redemption Date. After the Corporation has effected a deposit in the aforementioned manner with respect to any of the Preferred Shares Series 1, as of the Redemption Date, holders of such shares shall not have any further rights as shareholders with respect to such shares and their rights shall be limited to the collection of the portion of the deposited amounts applicable to such shares, without interest (less any taxes which must be deducted or withheld in respect of said amount); any accrued interest on such deposits shall belong to the Corporation.

     3.6  CONVERSION AT OPTION OF CORPORATION

          On November 30, 2000 (the "Conversion Date"), the Corporation shall, if it has elected not to redeem the Preferred Shares Series 1, pursuant to Section 3.5 above, convert all outstanding Preferred Shares Series 1 into Subordinate Voting Shares. The number of Subordinate Voting Shares to which is entitled a holder of Preferred Shares Series 1 shall be equal to the result obtained by dividing the Aggregate Redemption Price of the Preferred Shares Series 1 held by such holder by the Conversion Price. No fractional Subordinate Voting Shares shall be issued upon the conversion of the Preferred Shares Series 1. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay a cash amount equal to such fraction multiplied by the then effective Conversion Price. On the Conversion Date, the Preferred Shares Series 1 converted shall be cancelled automatically and their holders shall have the right to receive, upon delivery to the Corporation at its principal office during its usual business hours of the certificate or certificates representing the Preferred Shares Series 1 so converted duly endorsed, a certificate or certificates representing the number of Subordinate Voting Shares resulting from the conversion of the Preferred Shares Series 1 together with the cash amount payable as a result of conversion into fractional Subordinate Voting Shares (less any taxes which must be deducted or withheld in respect thereof). Payment of cash amounts shall be made by cheque. The Corporation shall be entitled to deposit the certificates representing the number of Subordinate Voting Shares resulting from the conversion of the Preferred Shares Series 1 together with the cash amounts payable as a result of conversion into fractional Subordinate Voting Shares (less any taxes which must be deducted or withheld in respect thereof) in one or more trust companies within Canada who shall have been named in a written notice sent by mail by the Corporation to the last known address of each registered holder of Preferred Shares Series 1. Such deposits shall be made in one or more special trust accounts for the benefit of holders of Preferred Shares Series 1 converted, and the certificates representing the Subordinate Voting Shares to which they are entitled and the cash amounts owing to them shall be remitted by such trust companies upon remittance of the certificate or certificates representing the Preferred Shares Series 1 so converted duly endorsed. Once these deposits have been made, the Preferred Shares Series 1 shall be deemed to have been converted on the Conversion Date. After the Corporation has effected a deposit in the aforementioned manner with respect to any of the Preferred Shares Series 1, as of the Conversion Date, holders of such shares shall not have any further rights as holders of Preferred Shares Series 1 with respect to such shares; any accrued interest on the cash amount deposits shall belong to the Corporation.

     3.7  DISTRIBUTION RIGHTS

          In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Shares Series 1 shall be entitled to receive, before any distribution or payment of any part of the assets of the Corporation among the holders of Multiple Voting Shares and Subordinate Voting Shares, an amount equal to the Redemption Price of their shares and no more.

     3.8  VETO

          No class of shares of an Equal Rank or of a Superior Rank with the Preferred Shares Series 1 may be created, and the provisions relating to the Preferred Shares Series 1 or relating to other classes of shares may not be modified so as to confer on such shares rights or privileges that are of Equal Rank or of Superior Rank to those attached to the Preferred Shares Series 1, unless such creation or modification has been approved by a special resolution of the holders of Preferred Shares Series 1 at a special meeting of such holders convened for such purpose.

     3.9  INTERPRETATION

          3.9.1 All amounts set forth in these presents are expressed in Canadian dollars and all amounts required to be converted into Canadian dollars shall be deemed to be converted into or from Canadian dollars at the noon buying rate of the Federal Reserve Bank of New York on the date as of which such conversion is determined.

          3.9.2 Notwithstanding any provision to the contrary set forth in these presents, the payment of any sum of money may be made by electronic transfer or by any other means which the Board of Directors may approve, instead of being made by cheque. In such an event, the payment of sums of money to holders of Preferred Shares Series 1 shall be deemed to constitute payment and shall release the Corporation from all its obligations with respect to the payment of such sums, up to the amount represented thereby, unless the payment is not honoured by the Corporation.

                                  SCHEDULE "B"

                                   ANNEXE "B"

              NUMBER (OR MINIMUM AND MAXIMUM NUMBER OF DIRECTORS)

The minimum number of directors shall be 3, and the maximum number of directors shall be 12. Moreover, directors shall be authorized to appoint one or more directors (in addition to the number of directors elected at the last annual meeting of shareholders) who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

                                  SCHEDULE "C"

                                   ANNEXE "C"
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                OTHER PROVISIONS                                             AUTRES DISPOSITIONS

1.     Borrowing Power                                          1.    Pouvoir d'emprunt

The directors may, when they deem expedient,                    Les administrateurs peuvent, lorsqu'ils le jugent
by way of ordinary resolution and without                       opportun, par voie de resolution ordinaire et
having to obtain authorization of the                           sans avoir a obtenir l'autorisation des
shareholders:                                                   actionnaires:

1.1    borrow money on the credit of the Corporation;           1.1   contracter des emprunts, compte tenu du
                                                                      credit de la societe;

1.2    issue bonds or other securities of the                   1.2   emettre des obligations ou autres valeurs
       Corporation and give them in guarantee or sell                 de la societe et les donner en garantie ou
       them for such prices and such sums as may be                   les vendre pour les prix et sommes juges
       deemed expedient;                                              convenables;

1.3    subject to Section 44 of the Canada Business             1.3   sous reserve de l'article 44 de la Loi
       Corporation Act (R.S.C., 1985, c. C-44), give                  canadienne sur les societes par actions
       a guarantee on behalf of the Corporation to                    (L.R.C. (1985), ch. C-44), garantir, au nom de
       secure performance of an obligation of any                     la societe, l'execution d'une obligation a la
       person;                                                        charge d'une autre personne;

1.4    mortgage, hypothecate, pledge or otherwise               1.4   grever d'une surete, notamment par hypotheque,
       create a security interest in all or any                       tout ou partie des biens, presents ou futurs,
       property of the Corporation, owned or                          de la societe, afin de garantir ses
       subsequently acquired, to secure any                           obligations; et
       obligation of the Corporation; and

1.5    delegate one or any of the foregoing powers to           1.5   deleguer un ou plusieurs des pouvoirs
       a director, a committee of directors or an                     susmentionnes a un administrateur, a un comite
       officer of the Corporation.                                    d'administrateurs ou a un dirigeant de la
                                                                      societe.

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